Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for State Street Bank and Trust Company

Argentina	Citibank, N.A.
Bartolome Mitre 530
1036 Buenos Aires, Argentina

Australia	The Hongkong and Shanghai
Banking Corporation Ltd.
HSBC Custody and Clearing
Level 13, 580 George St.
Sydney, NSW 2000, Australia

Citigroup Pty. Limited
120 Collins St.
Melbourne, VIC 3000, Australia

Austria	Deutsche Bank AG
Fleischmarkt 1
A-1010 Vienna, Austria

Austria	UniCredit Bank Austria AG
Custody Department / Dept. 8398-TZ
Julius Tandler Platz 3
A-1090 Vienna, Austria

Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and
Shanghai Banking Corporation Limited)
1st Floor, Bldg. #2505
Road # 2832, Al Seef 428
Kingdom of Bahrain

Bangladesh	Standard Chartered Bank
Silver Tower, Level 7
52 South Gulshan Commercial Area
Gulshan 1, Dhaka 1212, Bangladesh

Bangladesh	Motijheel, Dhaka-1000
Bangladesh

Belgium	Deutsche Bank AG, Netherlands
(operating through the Amsterdam branch with support from its Brussels branch)
1210 Brussels, Belgium

De Entrees 99-197
1101 HE Amsterdam, Netherlands

Benin	via Standard Chartered
Bank Cote d'Ivoire S.A.
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Bermuda	HSBC Bank Bermuda Limited
6 Front Street
Hamilton, HM06, Bermuda

Bosnia and	UniCredit Bank d.d.
Herzegovina (Federation of)	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina

Botswana	Standard Chartered Bank Botswana Ltd.
4th Floor, Standard Chartered House
Queens Road
The Mall
Gaborone, Botswana

Brazil	Citibank, N.A.
AV Paulista 1111
São Paulo, SP 01311-920 Brazil

Bulgaria	ING Bank N.V.
49B Bulgaria Boulevard, Entr. A, floor 7
Sofia 1404, Bulgaria

UniCredit Bulbank AD
7 Sveta Nedelya Square
1000 Sofia, Bulgaria

Burkina Faso	via Standard Chartered
Bank Cote d'Ivoire S.A.
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Canada	State Street Trust Company Canada
30 Adelaide Street East, Suite 800
Toronto, ON Canada M5C 3G6

Chile	Banco Itaú Chile
Enrique Foster Sur 20, Piso 5
Las Condes, Santiago de Chile

People's Republic of China	HSBC Bank (China) Company Limited,
33rd Floor, HSBC Building, Shanghai IFC
8 Century Avenue
Pudong, Shanghai, China (200120)

China Construction Bank Corporation
No.1 Naoshikou Street
Chang An Xing Rong Plaza
Beijing 100032-33, China

Colombia	Cititrust Colombia S.A.
Sociedad Fiduciaria
Carrera 9A, No. 99-02
Bogotá DC, Colombia

Costa Rica	Banco BCT S.A.
160 Calle Central
Edificio BCT
San José, Costa Rica
San José 1736-1000 Costa Rica

Croatia	Privredna banka Zagreb d.d.
Custody Department
Radnièka cesta 50
10000 Zagreb, Croatia

Zagrebacka Banka d.d.
Savska 60
10000 Zagreb, Croatia

Cyprus	BNP Paribas Securities Services, S.C.A.
(operating through its Athens branch)
94 V. Sofias Avenue and
1 Kerasountos Str.
115 28 Athens, Greece

Czech	Èeskoslovenská obchodni banka, a.s.
Republic	Radlická 333/150
150 57 Prague 5, Czech Republic

UniCredit Bank Czech Republic, a.s.
BB Centrum - FILADELFIE
eletavská 1525/1
140 92 Praha 4 - Michle, Czech Republic

Denmark	Skandinaviska Enskilda
Banken AB (publ)
Bernstorffsgade 50
1577 Copenhagen, Denmark

Ecuador	Banco de la Producción S.A.
PRODUBANCO
Av. Amazonas N35-211 y Japon
Quito, Ecuador

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and
Shanghai Banking Corporation Limited)
6th Floor
306 Corniche El Nil
Maadi
Cairo, Egypt

Estonia	AS SEB Pank
Tornimäe 2
15010 Tallinn, Estonia

Finland	Skandinaviska Enskilda
Banken AB (publ)
(operating through its Helsinki branch)
Securities Services
Box 630
SF-00101 Helsinki, Finland

France	Deutsche Bank A.G.
(operating through its Paris branch)
Direct Securities Services
De Entrees 99-197
1101 HE Amsterdam, Netherlands

Republic of	JSC Bank of Georgia
Georgia	29[a] Gagarini Str.
Tbilisi 0160, Georgia

Germany	Deutsche Bank AG
Alfred-Herrhausen-Allee 16-24
D-65760 Eschborn, Germany

Ghana	Standard Chartered Bank
Ghana Limited
P. O. Box 768
1st Floor
High Street Building
Accra, Ghana

Greece	BNP Paribas Securities Services, S.C.A.
94 V. Sofias Avenue and
1 Kerasountos Street
115 28 Athens, Greece

Guinea-Bissau	via Standard Chartered
Bank Cote d'Ivoire
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Hong Kong	Standard Chartered Bank
(Hong Kong) Ltd.
15th Floor Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong

55th floor Two International
Finance Center
8 Finance Street, Central
Hong Kong

Hungary	UniCredit Bank Hungary Zrt.
6th Floor
Szabadság tér 5-6
H-1054 Budapest, Hungary

Iceland	Landsbankinn hf.
Austurstræti 11
155 Reykjavik, Iceland

India	Deutsche Bank AG
Block B1, 4th Floor, Nirlon Knowledge Park
Off Western Express Highway
Goregaon (E)
Mumbai, India 400 063

The Hongkong and Shanghai
Banking Corporation Limited
2nd Floor "Shiv", Plot No 139-140 B
Western Express Highway
Sahar Road Junction
Vile Parle-E
Mumbai 400 057, India

Indonesia	Deutsche Bank AG
Deutsche Bank Building, 4th floor.
Jl. Imam Bonjol, No. 80
Jakarta 10310, Indonesia

Ireland	State Street Bank and Trust Company,
United Kingdom branch
525 Ferry Road
Edinburgh EH5 2AW, Scotland

Israel	Bank Hapoalim B.M.
50 Rothschild Boulevard
Tel Aviv, Israel 61000

Italy	Deutsche Bank S.p.A.
Via Turati 25/27 - 3rd Floor
20121 Milan, Italy

Intesa SanPaolo S.p.A.
Financial Institutions - Transactions Services
Piazza della Scala, 6
20121 Milan, Italy

Ivory Coast	Standard Chartered
Bank Cote d'Ivoire
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Jamaica	Scotia Investments Jamaica Limited
7, Holborn Road
Kingston 10, Jamaica, W.I.

Japan	Mizuho Bank, Ltd.
4-16-13, Tsukishima
Chou-ku
Tokyo 104-0052, Japan
Chuo-ku
The Hongkong and Shanghai
Banking Corporation Limited
HSBC Building
11-1 Nihonbashi 3-chome, Chuo-ku
Tokyo 1030027, Japan

Jordan	HSBC Bank Middle East Limited
(as delegate of The Hongkong and
Shanghai Banking Corporation Limited)
Zahran Street
Fifth Circle
P.O. Box 926518
Amman 11190, Jordan

Kazakhstan	SB HSBC Bank Kazakhstan JSC
(as delegate of The Hongkong and
Shanghai Banking Corporation Limited)
77/7 Al-Farabi Avenue
Almaty 050040, Kazakhstan

Kenya	Standard Chartered Bank Kenya Limited
Custody Services
Standard Chartered @ Chiromo, Level 5
48 Westlands Road

Republic Korea	Deutsche Bank AG
18th Fl., Young-Poong Building
33 Seorin-dong,
Chongro-ku, Seoul 110-752 Korea

The Hongkong and Shanghai Banking Corporation Limited
HSBC Building #25
1-Ka Bongrae-Dong,
Chung-Ku Seoul 100-161, Korea

Kuwait	HSBC Bank Middle East Limited
Kuwait City, Qibla Area
Hamad Al-Saqr Street
Kharafi Tower, G/1/2 Floors
P. O. Box 1683, Safat 13017, Kuwait

Latvia	AS SEB banka
Unicentrs, Valdlauèi
LV-1076 Kekavas pag., Rigas raj., Latvia

Lebanon	HSBC Bank Middle East Limited
(as delegate of The Hongkong and
Shanghai Banking Corporation
Limited)
St. Georges Street, Minet El-Hosn
Beirut 1107 2080, Lebanon

Lithuania	AB SEB bankas
Gedimino av. 12
LT 2600 Vilnius, Lithuania

Malaysia	Deutsche Bank (Malaysia) Berhad
Domestic Custody Services
Level 20, Menara IMC
8 Jalan Sultan Ismail
Kuala Lumpur 50200, Malaysia

Standard Chartered Bank Malaysia Berhad
Menara Standard Chartered
30 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia

Mali	via Standard Chartered
Bank Cote d'Ivoire
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Mauritius	The Hongkong and Shanghai
5th Floor, HSBC Center
18 Cybercity
Ebene, Mauritius

Mexico	Banco Nacional de México S.A.
3er piso, Torre Norte
Act. Roberto Medellín No. 800
Col. Santa Fe
Mexico, DF 01210

Morocco	Citibank Maghreb
Zénith Millénium Immeuble1
Sidi Maârouf - B.P. 40
Casablanca 20190, Morocco

Namibia	Standard Bank Namibia Limited
Standard Bank Center
Cnr. Werner List St. and Post St. Mall
2nd Floor
Windhoek, Namibia

Netherlands	Deutsche Bank AG
De Entrees 99-197
1101 HE Amsterdam, Netherlands

New Zealand	The Hongkong and Shanghai Banking Corporation Ltd.
HSBC House
Level 7, 1 Queen St.
Auckland 1010, New Zealand

Niger	via Standard Chartered
Bank Cote d'Ivoire
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Nigeria	Stanbic IBTC Bank Plc.
Plot 1712
Idejo St
Victoria Island,
Lagos 101007, Nigeria

Norway	Skandinaviska Enskilda
Banken AB (publ)
(operating through its Oslo branch)
Filipstad Brygge 1
N-0123 Oslo, Norway

Oman	HSBC Bank Oman S.A.O.G.
2nd Floor Al Khuwair
PO Box 1727 PC 111
Seeb, Oman

Pakistan	Deutsche Bank AG
Unicentre - Unitowers
I.I. Chundrigar Road
P.O. Box 4925
Karachi - 74000, Pakistan

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and
Shanghai Banking Corporation Limited)
Jaffa Street, Ramallah
West Bank 2119, Palestine

Peru	Citibank del Perú, S.A.
Canaval y Moreyra 480
3rd Floor, San Isidro
Lima 27, Perú

Philippines	Deutsche Bank AG
Global Transaction Banking
Tower One, Ayala Triangle
1226 Makati City, Philippines

Poland	Bank Handlowy w Warszawie S.A.
ul. Senatorska 16
00-293 Warsaw, Poland

Portugal	Deutsche Bank AG
(operating through its Amsterdam branch with support from its Lisbon branch)
De Entrees 99-197
1101 HE Amsterdam, Netherlands

BNP Paribas Securities Services, S.C.A.
operating through its Lisbon branch with support from its Paris branch)
3 Rue D'Antin
Paris, France Lt 1.19.01

Puerto Rico	Citibank, N.A.
1 Citibank Drive, Lomas Verdes Avenue
San Juan, Puerto Rico 00926

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
2 Fl Ali Bin Ali Tower
Building no.: 150
Airport Road
Doha, Qatar

Romania	ING Bank N.V.
Crystal Tower
48 Iancu de Hunedoara Blvd.
011745 Bucharest 1, Romania

Russia	ING Bank (Eurasia) ZAO
36, Krasnoproletarskaya Street
127473 Moscow, Russia

Saudi Arabia	HSBC Saudi Arabia Limited
(as delegate of The Hongkong and
Shanghai Banking Corporation Limited)
HSBC Head Office, North Olaya Road
P.O. Box 9084, Riyadh 11413
Saudi Arabia

Senegal	via Standard Chartered
Bank Cote d'Ivoire
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Serbia	UniCredit Bank Serbia JSC
Omladinskih Brigada 88, Airport City
11000 Belgrade, Serbia

Singapore	Citibank N.A.
3 Changi Business Park Crescent
#07-00, Singapore 486026

United Overseas Bank Ltd.
156 Cecil Street
FEB Building #08-03
Singapore 069544

Slovak Republic	UniCredit Bank Slovakia a.s.
Sancová 1/A
SK-831 01 Bratislava, Slovak Republic

Slovenia	UniCredit Banka Slovenija d.d.
Wolfova 1
1000 Ljubljana, Slovenia

South Africa	FirstRand Bank Limited
Mezzanine Floor
3 First Place Bank City
Corner Simmonds and Jeppe Streets
Johannesburg 2001
Republic of South Africa

Standard Bank of South Africa Ltd.
3rd Floor, 25 Sauer St.
Johannesburg 2000
Republic of South Africa

Spain	Deutsche Bank S.A.E.
Calle de Rosario Pino 14-16,
Planta 1
28020 Madrid, Spain

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited
24, Sir Baron Jayatilake Mawatha
Echelon Square
Colombo 01, Sri Lanka

Republic of Srpska	UniCredit Bank d.d.
Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina

Swaziland	Standard Bank Swaziland
Standard House, Swazi Plaza
Mbabane H101, Swaziland

Sweden	Skandinaviska Enskilda
Banken AB (publ)
Sergels Torg 2
SE-106 40 Stockholm, Sweden

Switzerland	UBS AG
Badenerstrasse 574
8098 Zurich, Switzerland

Credit Suisse AG
Uetlibergstrasse 231
8070 Zurich, Switzerland

Taiwan - R.O.C.	Deutsche Bank AG
296 Ren-Ai Road
Taipei 106 Taiwan, Republic of China

Standard Chartered Bank
(Taiwan) Limited
168 Tun Hwa North Road
Taipei 105, Taiwan, Republic of China

Thailand	Standard Chartered Bank (Thai)
Public Company Limited
Sathorn Nakorn Tower
14th Floor, Zone B
90 North Sathorn Road
Silom, Bangkok 10500, Thailand

Togo	via Standard Chartered
Bank Cote d'Ivoire
23, Bld de la République
17 BP 1141 Abidjan 17 Ivory Coast

Trinidad & Tobago	Republic Bank Limited
9-17 Park Street
Port of Spain, Trinidad & Tobago, W.I.

Tunisia	Banque Internationale Arabe
de Tunisie
Direction des Marches de Capitaux
1080 Tunis Cedex, Tunisia

Turkey	Citibank, A.Ş.
Tekfen Tower
Eski Buyukdere Caddesi 209
Kat 3
34394 Levent Istanbul, Turkey

Deutsche Bank, A.Ş.
Eski Buyukdere Caddesi
Tekfen Tower No. 209
Kat: 17 4.
Levent 34394 Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited
P.O. Box 7111
Kampala, Uganda

Ukraine	ING Bank Ukraine
30A Spaska Street
04070 Kiev, Ukraine

United Arab Emirates -	HSBC Bank Middle East Limited
DFM and DIFC	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch
525 Ferry Road
Edinburgh EH5 2AW, Scotland

United States	State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110, United States

Uruguay	Banco Itaú Uruguay S.A.
Zabala 1463
11000 Montevideo, Uruguay

Venezuela	Citibank, N.A.
Centro Comercial El Recreo
Torre Norte, Piso 19
Avenida Casanova
Caracas 1050, Venezuela

Vietnam	HSBC Bank (Vietnam) Ltd.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Phu Nhuan District
Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia Plc.
Standard Chartered House
Cairo Road
P.O. Box 32238
10101 Lusaka, Zambia

Zimbabwe	Stanbic Bank Zimbabwe Limited
(as delegate of Standard Bank of South Africa Limited)
3rd Floor
Stanbic Centre
59 Samora Machel Avenue
Harare, Zimbabwe